CAPITOL FEDERAL SAVINGS AND LOAN ASSOCIATION                     REVOCABLE PROXY


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CAPITOL FEDERAL SAVINGS AND LOAN ("CAPITOL FEDERAL SAVINGS" OR THE "BANK") FOR USE ONLY AT A
SPECIAL MEETING OF MEMBERS TO BE HELD ON MARCH 26, 1999 AND ANY ADJOURNMENT THEREOF ("SPECIAL MEETING").

The undersigned being a member of Capitol Federal Savings, hereby authorizes the Board of Directors of the Bank or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Special Meeting of Members of Capitol Federal Savings to be held at the (name of location) on March 26, 1999, at (Time), Topeka, Kansas time, and at any adjournment of said meeting, to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth below:

         (1) To vote "FOR" or "AGAINST" a Plan of Reorganization and Stock Issuance Plan, as amended (the "Plan") pursuant to which Capitol Federal Savings would be converted from a federally chartered mutual savings association to a federally chartered stock savings bank as a wholly owned subsidiary of Capitol Federal Financial (the "Stock Holding Company"), and the Stock Holding Company would become a majority-owned subsidiary of Capitol Federal Savings Bank MHC, a federally chartered mutual holding company, and the transactions provided for in such Plan.

                            FOR [ ]     AGAINST [ ]

         (2) To approve the creation of the Capitol Federal Foundation (the "Foundation") and the Stock Holding Company's contribution to the Foundation of cash and shares of Stock Holding Company common stock pursuant to the Plan.

                            FOR [ ]     AGAINST [ ]

         (3) To vote, in its discretion, upon such other business as may properly come before the Special Meeting or any adjournment thereof. Management is not aware of any other such business.

This Proxy, if executed, will be voted "FOR" adoption of the Plan and "FOR" the creation of the Foundation and for adjournment of the Special Meeting if necessary if no choice is made herein. Please date and sign this proxy on the reverse side and return it in the enclosed envelope.

--------------------------------------------------------------------------------

CAPITOL FEDERAL SAVINGS AND LOAN ASSOCIATION                     REVOCABLE PROXY


Any Member giving a proxy may revoke it at any time before it is voted by delivering to the Corporate Secretary of Capitol Federal Savings either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting.

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of the Members of Capitol Federal Savings called for the 26th day of March, 1999 and a proxy statement for the Special Meeting prior to the signing of this Proxy.

                                     -------------------------------------------
                                     Signature                              Date


                                     -------------------------------------------
                                     Signature                              Date

                                     NOTE: Please sign exactly as your name appears on this Proxy. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give title.


       IMPORTANT: Please Detach, Sign and Return "ALL" proxies from "ALL"
                packets received in the enclosed blue envelope.
             FAILURE TO VOTE IS EFFECTIVELY THE SAME AS A "NO" VOTE
--------------------------------------------------------------------------------

                                                       CAPITOL FEDERAL FINANCIAL
                                                        Stock Information Center
                                                            9500 Nall Avenue
                                                         Overland Park, KS 66207
                                                       Toll free: (877) 815-1820
                                                            STOCK ORDER FORM
--------------------------------------------------------------------------------
Deadline: The Subscription Offering ends at 12:00 noon, Central Time, on March xx, 1999. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form, or at any Capitol Federal Savings branch office, by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted.
--------------------------------------------------------------------------------
(1) Number of Shares        Price Per Share       (2) Total Amount Due
--------------------                              --------------------
                        X       $10.00        =    $
--------------------                              --------------------
Minimum -- 25 Shares
Maximum -- See the Stock Ownership Guide and Stock Order Form Instructions and the Prospectus
--------------------------------------------------------------------------------
Method of Payment

(3) [ ] Enclosed is a check, bank draft or money order payable to Capitol Federal Financial for $___________.

(4) [ ] I  authorize  Capitol  Federal  Savings   to  make  withdrawals  from my
        Capitol Federal Savings certificate or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

        Account Number(s)                                        Amount(s)
        ------------------------------------------------------------------

        ------------------------------------------------------------------

        ------------------------------------------------------------------

        ------------------------------------------------------------------
                                               Total Withdrawal
                                                                 ---------
                   There is NO penalty for early withdrawal.
--------------------------------------------------------------------------------
(5) Purchaser Information (check one)

a. [ ] Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Capitol Federal Savings as of June 30, 1997. Enter information in section 8 for all deposit accounts that you had at Capitol Federal Savings on June 30, 1997.

b. [ ] Supplemental Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Capitol Federal Savings as of December 31, 1998 but are not an Eligible Account Holder. Enter information in section 8 for all deposit accounts that you had at Capitol Federal Savings on December 31, 1998.

c. [ ] Other Member - Check here if you were a depositor of Capitol Federal Savings as of January 31, 1999 or a borrower whose loan was outstanding as of January 6, 1993 which continued to be outstanding at January 31, 1999, but are not an Eligible Account Holder or a Supplemental Eligible Account Holder. Enter information in section 8 for all accounts that you had at Capitol Federal Savings on January 31, 1999.

d. [ ] Directors, Officers and Employees - Check here if you are a Director, Officer or Employee of Capitol Federal Savings and a, b or c do not apply.
--------------------------------------------------------------------------------
(6) [ ] Check here if you are a director, officer or employee of Capitol Federal Savings or a member of such person's immediate family (same household).
--------------------------------------------------------------------------------
(7) [ ] NASD Affiliation - see description on reverse side of this form.
--------------------------------------------------------------------------------

(8) Please review the preprinted account information listed below. The accounts printed below may not be all of your qualifying accounts or even your accounts as of the earliest of the three dates if you have changed names on the accounts. You should list any other accounts that you may have or had with Capitol Federal Savings in the blue box below. SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET TO FURTHER INFORMATION (blue sheet). All Subscription orders are subject to the provisions of the Plan of Reorganization and the related Plan of Stock Issuance.
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
  Additional Qualifying Accounts
  Account Title (Names on Accounts)                         Account Number
  __________________________________________________|___________________________
  __________________________________________________|___________________________
  __________________________________________________|___________________________
  __________________________________________________|___________________________
  __________________________________________________|___________________________
  __________________________________________________|___________________________
  Please Note: Failure to list all of your accounts may result in the loss of part or all of your subscription rights. (additional space on back of form)
--------------------------------------------------------------------------------

(9) Stock Registration - Please Print Legibly and Fill Our Completely
    (Note: The Stock Certificate and all correspondence related to this stock order will be mailed to the address provided below)

    [ ] Individual                         [ ] Corporation
    [ ] Joint Tenants                      [ ] Partnership
    [ ] Tenants in Common                  [ ] Individual Retirement Account
    [ ] Uniform Transfer to Minors Act     [ ] Fiduciary/Trust (Under
    [ ] Uniform Gift to Minors Act               Agreement Dated_______________)
--------------------------------------------------------------------------------
    Name                                Social Security or Tax I.D.
--------------------------------------------------------------------------------
    Name                                Social Security or Tax I.D.
--------------------------------------------------------------------------------
    Mailing                                          Daytime
    Address                                          Telephone
--------------------------------------------------------------------------------
                              Zip                    Evening
    City            State     Code       County      Telephone
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Acknowledgment: By signing below, I acknowledge receipt of the Prospectus dated February XX, 1999 and understand I may not change or revoke my order once it is received by Capitol Federal Financial. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Applicable regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights or the underlying securities to the account of another person. Capitol Federal Financial will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct and (2) I am not subject to backup withholding. You must cross out this item (2) above if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended.

Signature:  THIS  FORM MUST BE  SIGNED  AND DATED  BELOW AND ON THE BACK OF THIS
FORM: This order is not valid if the Stock Order and Certification Form and are not both signed and properly completed. Your order will be filled in accordance with the provisions of the Plan of Reorganization and Plan of Stock Issuance Plan as described in the Prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

--------------------------------------------------------------------------------
Signature                                                              Date

--------------------------------------------------------------------------------
Signature                                                              Date

--------------------------------------------------------------------------------
OFFICE USE                     Check #   _____________    ______________________
Date Rec'd ____/____/____      Ck. Amt. $______________   ______________________
Batch # ___________ - Order # _________________  Category ______________________
--------------------------------------------------------------------------------

                           CAPITOL FEDERAL FINANCIAL
--------------------------------------------------------------------------------

Item (7) continued - NASD Affiliation (This section only applies to those individuals who meet the delineated criteria)

Check box if your a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the stock for a period of three months following the issuance and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.
--------------------------------------------------------------------------------
Item (8) continued; Purchaser Information

     Account Title (Names on Accounts)              Account Number
_______________________________________________|________________________________
_______________________________________________|________________________________
_______________________________________________|________________________________
_______________________________________________|________________________________
_______________________________________________|________________________________
_______________________________________________|________________________________

--------------------------------------------------------------------------------
                               CERTIFICATION FORM
  (This Certification Form Must Be Signed In Addition to the Stock Order Form)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF CAPITOL FEDERAL FINANCIAL ARE NOT DEPOSITS OR AN ACCOUNT AND ARE NOT FEDERALLY INSURED OR GUARANTEED BY CAPITOL FEDERAL SAVINGS OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of Common Stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Midwest Regional Director, Frederick R. Casteel, at (972) 281-2000.

I further certify that, before purchasing the Common Stock of Capitol Federal Financial I received a copy of the Prospectus dated February XX, 1999 which discloses the nature of the Common Stock being offered thereby and describes the following risks involved in an investment in the Common Stock under the heading "Risk Factors" beginning on page 11 of the Prospectus:

1.  Increasing interest rates may hurt our profits.

2. Our use of proceeds from this offering to buy mortgage-related securities could increase our risk that changes in market interest rates will result in lower income.

3. Capitol Federal Savings Bank MHC will own more than half of the stock of Capitol Federal Financial. This means that Capitol Federal Savings Bank MHC will have enough votes to control what happens on most matters put to a vote of stockholders.

4. After the change in structure and stock offering, our net income-to-equity ratio will be low compared to other companies and our compensation expenses will increase. This could negatively impact the price of our stock

5.  The establishment of the Capitol Federal Foundation will hurt our earnings.

6. The contribution to the Capitol Federal Foundation means that your total ownership will be 1.65% less after we make the contribution.

7. We intend to grant stock options and restricted stock to the board and management following the change in structure and stock offering which could further reduce your voting interest.

8. If our computer systems do not properly work on January 1, 2000, our business operations will be disrupted.

9. We intend to waive cash dividends which would otherwise be paid by Capitol Federal Financial to Capitol Federal Savings Bank MHC. This could reduce the number of shares you receive if we ever do a full conversion and eliminate the mutual holding company.

------------------------------------        ------------------------------------
Signature                     Date          Signature                     Date

------------------------------------        ------------------------------------
(Note: If shares are to be held jointly; BOTH parties must sign)

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

Capitol
Federal                  Stock Ownership Guide and Stock Order Form Instructions
Financial
--------------------------------------------------------------------------------

Stock Order Form Instructions - All subscription orders are subject to the provisions of the Plan of Reorganization and the Stock Issuance Plan.
--------------------------------------------------------------------------------
Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. Generally, the maximum purchase for any person is 50,000 shares. No person, together with associates, as defined in the Prospectus, and no person acting in concert may purchase more than 500,000 shares. For additional information, see "The Reorganization and Stock Issuance - Limitations on Stock Holding Company Common Stock Purchases" in the Prospectus.

Item 3 - Payment for shares may be made in cash (only if delivered by you in person; though we request you exchange the cash for a check with any of the tellers at Capitol Federal Savings Bank (the "Bank"), by check, bank draft or money order payable to CAPITOL FEDERAL FINANCIAL. DO NOT MAIL CASH. Your funds will earn interest at the Bank's passbook annual yield, currently 2.25%.

Item 4 - To pay by withdrawal from a savings account or certificate at the Bank, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. The Bank will waive any applicable penalties for early withdrawal from certificate accounts. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the stock offering closes. If a partial withdrawal reduces the balance of a certificate account to less than the applicable minimum, the remaining balance will thereafter earn interest at the passbook rate.

Item 5 - Please check the appropriate box to tell us the earliest of the three dates that applies to you. Borrowers, having a loan as of January 6, 1993 that was active on January 31, 1999, are Other Members.

Item 6 - Please check this box if you are a director, officer or employee of the Bank, or a member of such person's household.

Item 7 - Please check this box if you have a National Association of Securities Dealers, Inc. ("NASD") affiliation (as defined on the reverse side of the Stock Order Form.

Item 8 - Please review the preprinted Qualifying Account Information. The accounts listed may not be all of your qualifying accounts or even your accounts as of the earliest of the three dates if you have changed their ownership. You should list any other qualifying accounts that you may have or had with Capitol Federal Savings in the blue box located under the heading "Additional Qualifying Accounts". These may appear on other stock order forms you have received. For example, if you are ordering stock in just your name, you should list all of your accounts as of the earliest of the three dates that you were a depositor. This may include accounts on which you were a joint owner, your own regular individual accounts or your IRA accounts. Similarly, if you are ordering stock jointly with another depositor, you should list all accounts on which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child's or grandchild's name under the Uniform Transfer to Minors ownership, the minor must have had an account as one of the three dates and you should list only their accounts. If you are ordering stock corporately, you need to list just that corporation's accounts, as your individual accounts do not qualify. Failure to list all of your qualifying accounts may result in the loss of part or all of your subscription rights.

Item 9 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Capitol Federal Financial common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

                     (See Reverse for Stock Ownership Guide)

Capitol
Federal                  Stock Ownership Guide and Stock Order Form Instructions
Financial
--------------------------------------------------------------------------------
Stock Ownership Guide
--------------------------------------------------------------------------------
Individual - The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Transfer / Gift to Minors Act - For residents of Kansas and many states, stock may by held in the name of a custodian for the benefit of a minor under the Uniform Transfer to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line followed by the notation UTMA-KS or UGMA-Other State. List only the minor's social security number.

Corporation/Partnership - Corporation/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual Retirement Account - Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a prearranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Please contact the Stock Information Center if you have any questions about your IRA account and please do not delay in exploring this option. Registration for
IRA's:

                On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.
                On Name Line 2 - FBO (for benefit of) YOUR NAME IRA a/c #______. Address will be that of the broker / trust department to where the stock certificate will be sent.
                The Social Security / Tax I.D. number(s) will be either yours or your trustees, as they direct.
                Please list your phone numbers.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated", fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.


                 (See reverse for Stock Order Form Instructions)